Certification Pursuant to Section 906 of the Sarbanes-Oxley
Act of 2002

The certification set forth below is being submitted in
connection with the Annual Report on Form 10-K/A of Berry
Petroleum Company for the year ended December 31, 2003 (the
'Report') for the purpose of complying with Rule 13a-14(b) of the Securities Exchange Act of 1934 (the 'Exchange Act') and
Section 1350 of Chapter 63 of Title 18 of the United States
Code.

I, Ralph J. Goehring, Executive Vice President and Chief
Financial Officer of Berry Petroleum Company (the
"Company"), hereby certify, pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002, that:

(1)  The Annual Report on Form 10-K/A of the Company for the
period ended December 31, 2003 (the "Report") which this certification accompanies, fully complies with the requirements of section
13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly
presents, in all material respects, the financial condition and results of operations of the Company as of the date and for the periods presented in the financial statements in this report.

/s/ Ralph J. Goehring
Ralph J. Goehring
Executive Vice President and Chief Financial Officer
August 9, 2004